Navan Announces Fourth Quarter and Full Fiscal Year 2026 Results

Fourth Quarter Revenue Grew 35% Year-Over-Year to $178 million
Achieved First Full Year of Positive Cash Flows from Operating Activities and Free Cash Flow, Reaching Milestone One Year Ahead of Target
PALO ALTO, CA, March 25, 2026 — Navan, Inc. (NASDAQ: NAVN), the global AI-powered business travel and expense platform, today reported financial results for its fourth quarter and full year ended January 31, 2026.
Management Commentary:
“Q4 was a landmark quarter for Navan, marked by 35% revenue growth and a 1,100 basis point expansion in non-GAAP operating margin,” said Navan co-founder and CEO, Ariel Cohen. “Our AI-first platform is winning the enterprise market by replacing fragmented legacy systems with a unified, scalable solution. Between the launch of Navan Edge and the announcement that we will be migrating customers off of our R&M service model onto our core infrastructure, we are turning high-touch service into a high-scale, high-margin engine. With record-breaking go-to-market momentum, we believe we are better positioned than ever to redefine the travel and expense industry.”
“I am thrilled to join Navan at such an exciting growth period for the company,” said Aurélien Nolf, Navan CFO. “Our FY’26 results, including 31% revenue growth, $34 million in cash flows provided by operating activities, and $15 million in free cash flow, demonstrate the inherent scalability of our model. Despite seasonal trends, Q4 Gross Booking Volume grew 42% year-over-year, fueled by rapid enterprise onboarding and disciplined execution. We enter FY’27 with a strong balance sheet and a clear path to continue expanding margins while investing in high-conviction innovation.”
Fourth Quarter and Full Fiscal Year 2026 Financial Highlights:

Revenue

Fourth Quarter 2026

●Total Revenue was $178 million, an increase of 35% year-over-year
○Usage revenue was $161 million, an increase of 35% year-over-year
○Subscription revenue was $17 million, an increase of 29% year-over-year
○Gross Booking Volume (“GBV”) grew 42% year-over-year, to $2.3 billion in the quarter
○Payment Volume grew 19% year-over-year, to $1.0 billion in the quarter

Full Year 2026

●Total Revenue was $702 million, an increase of 31% year-over-year
○Usage revenue was $640 million, an increase of 31% year-over-year
○Subscription revenue was $62 million, an increase of 33% year-over-year
○GBV grew 38% year-over-year, to $9.1 billion in the year
○Payment Volume grew 13% year-over-year, to $4.1 billion in the year

Gross Profit

Fourth Quarter 2026

●GAAP gross profit was $126 million, representing 71% gross margin, compared to $89 million, or 68% gross margin, in the fourth quarter of fiscal year 2025
●Non-GAAP gross profit was $128 million, representing 72% non-GAAP gross margin, compared to $90 million, or 68% non-GAAP gross margin, in the fourth quarter of fiscal year 2025

Full Year 2026

●GAAP gross profit was $500 million, representing 71% gross margin, compared to $367 million, or 68% gross margin, in the full fiscal year 2025
●Non-GAAP gross profit was $511 million, representing 73% non-GAAP gross margin, compared to $372 million, or 69% non-GAAP gross margin, in the full fiscal year 2025

Income (Loss) from Operations

Fourth Quarter 2026

●GAAP loss from operations was $89 million compared to a loss from operations of $33 million in the fourth quarter of fiscal year 2025; GAAP operating margin was (50)%, compared to (25)% in the fourth quarter of fiscal year 2025
●Non-GAAP income from operations was $1 million, compared to non-GAAP loss from operations of $14 million in the fourth quarter of fiscal year 2025; Non-GAAP operating margin was 0%, compared to (11)% in the fourth quarter of fiscal year 2025

Full Year 2026

●GAAP loss from operations was $197 million, compared to a loss from operations of $108 million in the full fiscal year 2025; GAAP operating margin was (28)%, compared to (20)% in the full fiscal year 2025
●Non-GAAP income from operations was $37 million, compared to non-GAAP loss from operations of $25 million in the full fiscal year 2025; Non-GAAP operating margin was 5%, compared to (5)% in the full fiscal year 2025

Net Income (Loss)

Fourth Quarter 2026

●GAAP net loss was $73 million, compared to a net loss of $47 million in the fourth quarter of fiscal year 2025
●Non-GAAP net income was $5 million, compared to a non-GAAP net loss of $33 million in the fourth quarter of fiscal year 2025

Full Year 2026

●GAAP net loss was $398 million, compared to a net loss of $181 million in the full fiscal year 2025
●Non-GAAP net loss was $0.3 million, compared to a non-GAAP net loss of $96 million in the full fiscal year 2025

Recent Business Highlights:
●Launched Navan Edge: Introducing a hyper-personalized AI travel assistant that brings the value of Navan to even more frequent travelers.
●Announced Plans to Add Reed & Mackay Customers to the Navan Platform: Combining Navan’s cutting-edge technology with R&M’s best-in-class service to create a new premium offering from Navan.
●Appointed Aurélien Nolf as CFO: Strengthening the executive team with a seasoned finance and business leader who brings a technology-first mindset.
●Added Shai Weiss to the Board of Directors: Bolstering Board expertise with the former Virgin Atlantic CEO’s decades of deep-rooted travel industry experience.
●Launched New AI Expense Agent: Eliminating manual expense reports by bringing the simplicity of Navan’s corporate card transactions to the most complex segments of the expense process.
●Continued Enterprise Momentum: Winning the enterprise market by partnering with companies like Yahoo, Simon-Kucher, and Darktrace to modernize their travel and expense programs.

Financial Outlook:
For the first quarter of fiscal year 2027 (ending April 30, 2026), Navan currently expects:

●Total revenue in the range of $204 - $206 million, representing year-over-year growth of 30% at the midpoint
●Non-GAAP income from operations of $4.5 - $5.5 million and non-GAAP operating margin of 2% at the midpoint

For the fiscal year 2027 (ending January 31, 2027), Navan currently expects:
●Total revenue in the range of $866 - $874 million, representing year-over-year growth of 24% at the midpoint
●Non-GAAP income from operations in the range of $58 - $62 million and non-GAAP operating margin of 7% at the midpoint

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Navan's results computed in accordance with GAAP.

Earnings Webcast:
Navan will host a conference call on Wednesday, March 25, 2026, at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full fiscal 2026 financial results and its business outlook. To register for this conference call, please use this dial-in registration link or visit Navan's Investor Relations website at investors.navan.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast, please use this link.

Supplemental materials, including management’s prepared remarks and a slide presentation, will be available on Navan's Investor Relations website at investors.navan.com in advance of the call. An archived webcast of this conference call will also be available on Navan's Investor Relations website.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures:
Navan has provided in this press release supplemental financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including references to non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow. Navan uses these non-GAAP financial measures internally in analyzing its financial results and believes that the disclosure of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and because it allows for greater transparency with respect to key measures used by senior management in our financial and operational decision making. These non-GAAP financial measures, which may be different from similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our operating performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP.

We include these non-GAAP financial measures because they are important measures upon which our management assesses our operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors because they provide useful information about our financial performance, consistency and comparability with past financial performance and may assist in comparisons with other companies in our industry, some of which use similar non-GAAP financial information to supplement their GAAP results.

Non-GAAP financial measures have limitations in their usefulness to investors and should not be considered in isolation or as substitutes for financial information presented under GAAP. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

A reconciliation of Navan’s historical non-GAAP financial measures presented in this press release to their most directly comparable GAAP measures has been provided in the financial statement tables included herein, and investors are encouraged to review the reconciliations.

●Non-GAAP Gross Profit and Non-GAAP Gross Margin. Navan defines non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation-related charges, amortization of intangible assets, and restructuring costs. Navan defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

●Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. Navan defines non-GAAP income (loss) from operations as GAAP loss from operations, excluding stock-based compensation-related charges, amortization of intangible assets, accelerated amortization of trade name intangible asset, severance and executive transition costs, and restructuring costs. Navan defines non-GAAP operating margin as non-GAAP income (loss) from operations divided by revenue.

●Non-GAAP Net Income (Loss). Navan defines non-GAAP net income (loss) as GAAP net loss, excluding stock-based compensation-related charges, amortization of intangible assets, accelerated amortization of trade name intangible asset, amortization of debt discount and debt issuance costs, loss (gain) on fair value adjustments, SAFE debt issuance costs expensed, loss on extinguishment of debt, severance and executive transition costs, and restructuring costs, and adjusted to reflect the income tax effects of the non-GAAP adjustments to GAAP loss before income tax expense.

●Non-GAAP Net Income (Loss) Per Share. Navan defines non-GAAP income (loss) per share attributable to common stockholders, basic, as non-GAAP net income (loss) divided by weighted-average shares outstanding used in computing GAAP net loss per share attributable to common stockholders, basic. Navan defines non-GAAP income (loss) per share attributable to common stockholders, diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding giving effect to the weighted average of all potentially dilutive common stock equivalents outstanding for the period including options to purchase common stock, restricted stock units, and employee stock purchase rights under our 2025 Employee Stock Purchase Plan. The dilutive effect of outstanding stock awards is reflected in non-GAAP diluted income per share by application of the treasury method.

●Free Cash Flow. Navan defines free cash flow as GAAP net cash provided by (used in) operating activities reduced by cash used for investing activities for capitalized software development costs and purchases of property and equipment. We believe that free cash flow is a meaningful indicator of our sources of liquidity and capital requirements that provides information to management and investors in evaluating the cash flow trends of our business.

Key Business Metrics:

We monitor and review a number of metrics, including the following key business metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that these key business metrics provide meaningful supplemental information in assessing our operating performance.

Gross Booking Volume (GBV)

We define GBV as the total amount paid for valid bookings on our platform, measured on a booked basis and inclusive of total price, taxes, and fees, and adjusted for cancellations and refunds. We generate GBV through hotel, flight, car, and rail bookings, along with usage of our Meetings & Events, VIP, and Bleisure offerings by our customers. We expand GBV by growing our customer base, managing more business travel spend on our platform, and introducing new offerings to address different types of business travel.

Payment Volume

We define payment volume as the aggregate dollar amount of spend through Navan issued cards, settled for a given period and net of any chargebacks, cancellations, or refunds. Our payment volume grows as we increase adoption and usage of our Corporate Payments offering, where we support and issue our own cards.

Forward-Looking Statements:
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the performance of Navan’s business, Navan’s financial results, including Navan’s anticipated total revenue, non-GAAP income from operations, and non-GAAP operating margin for the fiscal quarter ending April 30, 2026 and the fiscal year ending January 31, 2027, Navan’s liquidity and capital resources, the size of Navan’s market opportunity, market trends, the company’s business strategy and plans and other non-historical statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” or similar expressions. Such statements are subject to risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These include, but are not limited to: Navan’s limited operating history; the growth rate of the markets in which Navan competes; Navan’s ability to effectively manage and sustain its growth; Navan’s ability to compete with existing competitors and new market entrants; Navan’s ability to attract new and retain existing customers, or to renew and expand its relationships with current customers; adverse changes in relationships with third parties on which Navan depends; Navan’s ability to utilize AI successfully in its current and future products; disruptions or other business interruptions that affect the availability of Navan’s platform, including cybersecurity incidents; and general global market, political, economic, and business conditions, including those related to global macroeconomic conditions, actual or perceived instability in the banking sector, supply chain disruptions, a potential recession, inflation, interest rate volatility, and geopolitical uncertainty, including ongoing conflicts around the world. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements contained herein are included in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Navan’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 15, 2025, as they may be updated by Navan’s subsequent filings with the SEC, including Navan’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Except as required by law, Navan undertakes no obligation, and does not intend, to update these forward-looking statements.

About Navan, Inc.:

Navan (NASDAQ: NAVN) is the global AI-powered business travel and expense platform that makes travel easy for frequent travelers. From finding flights and hotels, to automating expense reconciliation, with 24/7 support along the way, Navan delivers an intuitive experience travelers love and finance teams rely on. See how Navan customers benefit and learn more at navan.com.

CONTACTS

Investor Relations
investors@navan.com

Media Relations
press@navan.com

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Revenue	$ 177,918	$ 131,992	$ 702,265	$ 536,837
Cost of revenue	52,131	42,748	201,794	169,815
Gross profit	125,787	89,244	500,471	367,022
Operating expenses
Research and development	35,282	31,602	151,237	122,386
Sales and marketing	117,342	57,106	342,667	218,722
General and administrative	62,653	33,346	203,444	133,552
Total operating expenses	215,277	122,054	697,348	474,660
Loss from operations	(89,490)	(32,810)	(196,877)	(107,638)
Interest expense	(3,789)	(18,488)	(51,299)	(75,997)
Other income (expense), net	11,118	(3,048)	17,273	(73)
Loss on extinguishment of debt	—	—	(117,978)	—
Gain (loss) on fair value adjustments	—	7,799	(47,041)	12,200
Loss before income tax expense	(82,161)	(46,547)	(395,922)	(171,508)
Income tax (benefit) expense	(9,400)	105	2,108	9,570
Net loss	$ (72,761)	$ (46,652)	$ (398,030)	$ (181,078)
Net loss per share attributable to common stockholders:
Basic and diluted net loss per share	$ (0.29)	$ (1.03)	$ (4.07)	$ (4.00)

Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders	248,835,778	45,454,277	97,795,703	45,271,666

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of January 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$ 583,516	$ 157,672
Restricted cash, current	79,647	148,157
Short-term investments	156,994	—
Accounts receivable, net	215,941	184,856
Corporate card receivables, net	206,182	157,755
Contract acquisition costs, current	9,466	4,784
Prepaid expenses and other current assets	55,241	35,628
Total current assets	1,306,987	688,852
Restricted cash, non-current	4,911	4,766
Contract acquisition costs, non-current	29,177	16,185
Operating lease right-of-use assets	43,430	48,006
Property, equipment, and software, net	35,028	29,538
Intangible assets, net	19,274	55,633
Goodwill	241,309	219,728
Other non-current assets	28,645	21,246
Total assets	$ 1,708,761	$ 1,083,954
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$ 65,939	$ 42,829
Accrued expenses and other current liabilities	197,253	136,798
Notes payable, current	584	175,913
Trade loan facility	—	45,000
Operating lease liabilities, current	11,973	11,389
Deferred revenue, current	45,187	34,097
Total current liabilities	320,936	446,026
Operating lease liabilities, non-current	37,587	43,098
Convertible notes	—	182,394
Embedded derivative liability	—	59,820
ABL facility	6,000	—
Warehouse credit facility	118,174	214,238
Notes payable, non-current	37	394
Deferred revenue, non-current	—	813
Other non-current liabilities	17,966	22,949
Total liabilities	500,700	969,732
Redeemable convertible preferred stock	—	1,301,121
Stockholders’ equity (deficit)
Preferred stock	—	—
Class A common stock	2	1
Class B common stock	—	—
Additional paid-in capital	3,226,427	467,835
Accumulated deficit	(2,015,143)	(1,617,113)
Accumulated other comprehensive loss	(3,225)	(37,622)
Total stockholders’ equity (deficit)	1,208,061	(1,186,899)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$ 1,708,761	$ 1,083,954

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$ (72,761)	$ (46,652)	$ (398,030)	$ (181,078)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation, net of amounts capitalized	46,998	17,494	182,089	76,981
Non-cash interest expense	(89)	10,633	25,724	46,450
Deferred income taxes	(11,703)	537	(11,306)	1
Depreciation and amortization	42,122	6,057	60,247	24,889
Amortization of contract acquisition costs	2,126	1,971	6,298	5,647
Provision for doubtful accounts	2,451	1,473	9,084	5,912
Loss (gain) on fair value adjustments	—	(7,799)	47,041	(12,200)
Debt issuance costs expensed related to SAFEs	—	—	2,913	—
Loss on extinguishment of debt	—	—	117,978	—
Other	(737)	163	(900)	365
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	6,813	1,673	(26,031)	(24,614)
Prepaid expenses and other current assets	4,578	12,898	(17,712)	(1,117)
Contract acquisition costs	(10,665)	(7,037)	(23,972)	(23,685)
Other non-current assets	817	(613)	20	(1,302)
Accounts payable	(3,644)	(14,003)	3,082	17,093
Accrued expenses and other current liabilities	21,227	9,108	45,896	6,647
Deferred revenue	6,459	5,382	9,992	6,578
Operating lease right-of-use asset and operating lease liabilities, net	92	(235)	(383)	2,256
Other non-current liabilities	898	12	1,641	771
Net cash provided by (used in) operating activities	34,982	(8,938)	33,671	(50,406)
Cash flows from investing activities:
Capitalized software development costs	(4,918)	(3,742)	(17,990)	(15,309)
Purchases of property and equipment	(328)	(220)	(917)	(994)
Purchases of investments	(156,290)	—	(156,290)	—
Increase (decrease) in corporate card receivables	8,052	45,926	(27,481)	65,052
Cash consideration for business acquisition, net of cash acquired	—	—	—	(3,879)
Other	—	—	(354)	—
Net cash (used in) provided by investing activities	(153,484)	41,964	(203,032)	44,870
Cash flows from financing activities:
Proceeds from stock option exercises	211	1,517	23,893	4,540
Proceeds from borrowings of debt	550	1,387	216,482	86,187
Proceeds from issuance of SAFEs	—	—	155,000	—
Payments of borrowings of debt	(82,387)	(27,408)	(550,511)	(35,758)
Payments for debt issuance costs	(166)	—	(11,151)	(1,512)
Payments of deferred offering costs	(4,630)	—	(8,795)	—
Payment of deferred consideration in business combinations	(712)	(628)	(712)	(903)

Proceeds from issuance of common stock in IPO, net of underwriting costs	—	—	713,302	—
Taxes collected from selling shareholders stock option exercises	1,275	—	15,556	—
Taxes remitted for selling shareholders stock option exercises	(15,527)	—	(15,527)	—
Payment of tax withholdings on settlement of RSUs	(9,395)	—	(17,728)	—
Proceeds from exercise of warrants	75	—	110	—
Net cash provided by (used in) financing activities	(110,706)	(25,132)	519,919	52,554
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,028	(3,189)	6,921	(3,805)
Net increase (decrease) in cash, cash equivalents and restricted cash	(227,180)	4,705	357,479	43,213
Cash, cash equivalents and restricted cash, beginning of period	$ 895,254	$ 305,890	$ 310,595	$ 267,382
Cash, cash equivalents and restricted cash, end of period	$ 668,074	$ 310,595	$ 668,074	$ 310,595

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
	(dollars in thousands)
GAAP gross profit	$ 125,787	$ 89,244	$ 500,471	$ 367,022
GAAP gross margin	71%	68%	71%	68%
Stock-based compensation-related charges	1,734	1,052	10,476	4,577
Amortization of intangible assets	—	64	85	256
Restructuring costs	25	—	25	—
Non-GAAP gross profit	$ 127,546	$ 90,360	$ 511,057	$ 371,855
Non-GAAP gross margin	72%	68%	73%	69%
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin

	Three Months Ended January 31,			Year Ended January 31,
	2026	2025		2026	2025
	(dollars in thousands)
GAAP loss from operations	$ (89,490)	$ (32,810)		$ (196,877)	$ (107,638)
GAAP operating margin	(50) %	(25) %		(28) %	(20) %
Stock-based compensation-related charges	44,693	17,511		184,653	77,379
Amortization of intangible assets	1,294	1,276		5,213	5,217
Accelerated amortization of trade name intangible asset	36,160	—		36,160	—
Severance and executive transition costs	6,661	—		6,661	—
Restructuring costs	1,471	—		1,471	—
Non-GAAP income (loss) from operations	$ 789	$ (14,023)	`	$ 37,281	$ (25,042)
Non-GAAP operating margin	— %	(11) %		5%	(5) %

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
	(in thousands, except share and per share amounts)
GAAP net loss	$ (72,761)	$ (46,652)	$ (398,030)	(181,078)
Stock-based compensation-related charges	44,693	17,511	184,653	77,379
Amortization of intangible assets	1,294	1,276	5,213	5,217
Accelerated amortization of trade name intangible asset	36,160	—	36,160	—
Amortization of debt discount and debt issuance costs	477	1,966	5,061	12,211
Loss (gain) on fair value adjustments	—	(7,799)	47,041	(12,200)
SAFE debt issuance costs expensed	—	—	2,913	—
Loss on extinguishment of debt	—	—	117,978	—
Severance and executive transition costs	6,661	—	6,661	—
Restructuring costs	1,471	—	1,471	—
Non-GAAP provision for income taxes	(12,747)	646	(9,449)	2,084
Non-GAAP net income (loss)	$ 5,248	$ (33,052)	$ (328)	$ (96,387)
GAAP net loss per share attributable to common stockholders, basic and diluted	$ (0.29)	$ (1.03)	$ (4.07)	$ (4.00)
Weighted-average shares outstanding used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	248,835,778	45,454,277	97,795,703	45,271,666
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$ 0.02	$ (0.73)	$ —	$ (2.13)
Weighted-average shares outstanding used to compute non-GAAP net income (loss) per share attributable to common stockholders, basic	248,835,778	45,454,277	97,795,703	45,271,666
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$ 0.02	$ (0.73)	$ —	$ (2.13)
Weighted-average shares outstanding used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	248,835,778	45,454,277	97,795,703	45,271,666
Add: Effect of potentially dilutive common stock equivalents	8,673,596	—	—	—
Weighted-average shares outstanding used to compute non-GAAP net income (loss) per share attributable to common stockholders, diluted	257,509,374	45,454,277	97,795,703	45,271,666

Free Cash Flow

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
	(in thousands)
Net cash provided by (used in) operating activities	$ 34,982	$ (8,938)	$ 33,671	$ (50,406)
Less: Capitalized software development costs	(4,918)	(3,742)	(17,990)	(15,309)
Less: Purchases of property and equipment	(328)	(220)	(917)	(994)
Free cash flow	$ 29,736	$ (12,900)	$ 14,764	$ (66,709)